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                                   EXHIBIT 21

                            SCHEDULE OF SUBSIDIARIES



Following is a list of the registrant's subsidiaries at February 28, 1997.



                          State of Incorporation
                          Name of Organization
                          -----------------------
                          The Bank of Newport                               Oregon
                          The Commercial Bank                               Oregon
                          Coban, Inc.                                       Oregon
                          Valley Commercial Bank                            Oregon
                          Bank of Vancouver                                 Washington
                          BV Corporation                                    Washington
                          West Coast Trust                                  Oregon





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